Exhibit 3.8
DEAN HELLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Certificate of Correction                               Filed #C5713-99
(PURSUANT TO NRS 78, 78A, 80, 81,                        SEP 29, 2004
82, 84, 86, 87, 88, 88A, 89 and 92A)                    In the office of
                                                          Dean Heller
                                                 Dean Heller, Secretary of State

                                                           ABOVE SPACE IS FOR
                                                             OFFICE USE ONLY

Important: Read attached instructions before completing form.

                            Certificate of Correction
     (Pursuant to NRS 78, 78A, 80, 81, 82, 84, 86, 87, 88, 88A, 89 and 92A)

1.   The name of the entity for which correction is being made:

PALOMAR ENTERPRISES, INC.

2.   Description of the original document for which correction is being made:

CERTIFICATE  OF  AMENDMENT  TO  THE  ARTICLES  OF  INCORPORATION.

3.   Filing date of the original document for which correction is being made:

JUNE 03, 2004

4.  Description  of  the  inaccuracy  or  defect.

Certificate of Amendment to the Articles of Incorporation, as originally filed on June 3, 2004, incorrectly stated the number of shares of preferred stock which the Company is authorized to issue as 5,000,000 shares. In fact, the Company's board of directors and shareholders have previously approved an increase in the number of shares of preferred stock which the Company is authorized to issue to 100,000,000 share, as set forth in the Company's Information statement dated July, 5, 2003.

5.   Correction of the inaccuracy or defect.

Paragraph 1 of Article III, as previously amended, is hereby further amended to read in its entirety as followed:

1. Authorized Stock. The total number of shares of stock which the Company shall have authority to issue is 9,100,000,000 consisting of 9,000,000,000 shares of common stock. par value $$0.001 per share (the "Company Stock") and 100,000,000 shares of Preferred stock, par value $0.001 per share (The "Preferred Stock").

6.  Signature:

/s/ Steve Bonenberger             President          09-2904
Authorized Signature              Title *            Date

*If entity is a Corporation, it must be signed by an Officer if stock has been issued, OR an Incorporator or Director if stock has not been issued; a Limited-Liability Company, by a manager or managing members; a Limited Partnership or Limited-Liability Limited Partnership, by a General Partner; a Limited-Liability Partnership, by a Managing Partner; a Business Trust, by a Trustee.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees. See attached fee schedule.

SUBMIT IN DUPLICATE